SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             _______________________


                                    FORM 8-K

                             _______________________


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 1, 2003

                    The Interpublic Group of Companies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                        1-6686                 13-1024020
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(State or Other Jurisdiction         (Commission File           (IRS Employer
      of Incorporation)                   Number)            Identification No.)

 1271 Avenue of the Americas, New York, New York                    10020
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(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's telephone number, including area code: 212-399-8000


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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events and Regulation FD Disclosure.

         On December 1, 2003, The Interpublic Group of Companies, Inc. ("Interpublic") disposed of all of the 11,688,218 shares of Taylor Nelson Sofres plc ("TNS") stock that it received as consideration in the recent sale of NFO WorldGroup, Inc. to TNS. Interpublic will receive net cash proceeds of approximately $40.7 million in this disposition transaction. Interpublic no longer holds any shares of TNS stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE INTERPUBLIC GROUP OF COMPANIES, INC.


Date: December 1, 2003                  By:  /s/ Nicholas J. Camera
                                             ----------------------
                                             Nicholas J. Camera
                                             Senior Vice President, General
                                             Counsel and Secretary